CounterPath Corporation (formerly CounterPath Solutions, Inc.)
Unaudited Pro Forma Condensed Consolidated Financial Information

The Unaudited Pro Forma Condensed Consolidated Financial Information reflects financial information which gives pro forma effect to the acquisition of FirstHand Technologies Inc. (“FirstHand”) on February 1, 2008 by CounterPath Corporation (formerly CounterPath Solutions, Inc. or the “Company”) through the issuance of 29,500,000 shares of the Company’s common stock. The Unaudited Pro forma Condensed Consolidated Financial Information included herein reflect the transaction as an acquisition of FirstHand by the Company using the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations. Such financial information has been prepared from, and should be read in conjunction with the previously filed Current Report on Form 8-K, dated February 5, 2008 and filed with the Securities and Exchange Commission (“SEC”), the historical consolidated financial statements and accompanying notes of the Company contained in its Annual Report on Form 10-KSB for the fiscal year ended April 30, 2007 and other subsequent filings and in conjunction with the historical consolidated financial statements and accompanying notes of FirstHand included elsewhere in this 8-K Current Report.

The Unaudited Pro forma Condensed Consolidated Balance Sheet represents the financial position of the Company as if the acquisition of FirstHand occurred on January 31, 2008 combining the financial position of the Company as at January 31, 2008 with that of FirstHand as at December 31, 2007 (translated to US dollars using the exchange rate in effect as at December 31, 2007 and stated in accordance with US GAAP). The Unaudited Pro forma Condensed Consolidated Statement of Operations for the year ended April 30, 2007 combines the results of operations of the Company for the year ended April 30, 2007 and the results of operations of FirstHand for the twelve months ended March 31, 2007 stated in accordance with US GAAP. In addition, the Unaudited Pro forma Condensed Consolidated Statement of Operations for the nine months ended January 31, 2008 combines the results of operations of the Company for the nine months ended January 31, 2008 and the results of operations of FirstHand for the nine months ended December 31, 2007 stated in accordance with US GAAP. These Unaudited Pro forma Condensed Consolidated Statements of Operations have been prepared as if the acquisition occurred on May 1, 2006. Amounts included in the Unaudited Pro forma Condensed Consolidated Statements of Operations for FirstHand were translated to US dollars using the average rate of exchange for the periods.

The unaudited Pro forma adjustments are based on management’s preliminary estimates of the value of the tangible and intangible assets and liabilities acquired. As a result, the actual adjustments may differ materially from those presented in these unaudited pro forma statements. A change in the unaudited pro forma adjustments of the purchase price for the acquisition would primarily result in a reallocation affecting the value assigned to tangible and intangible assets. The Statement of Operations effect of these changes will depend on the nature and amount of the assets or liabilities adjusted.

The unaudited pro forma condensed consolidated financial statements, which have been prepared in accordance with rules prescribed by Article 11 of Regulation S-X, are provided for informational purposes only and are not necessarily indicative of the past or future results of the operations or financial position of the Company.

COUNTERPATH CORPORATION
(formerly CounterPath Solutions, Inc.)
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of January 31, 2008
Exchange Rate: CDN $1 = $1.0034

	CounterPath	FirstHand	Adjustments		Pro Forma
Assets
Current assets:
Cash	$3,079,584	$769,027	$6,162,280	A	$10,010,891
Investments	–	20,068	–		20,068
Accounts receivable (net of allowance for doubtful
accounts)	3,932,699	265,317	–		4,198,016
Investments tax credits refundable	–	1,003,400	–		1,003,400
Other receivables	–	21,920	–		21,920
Prepaid expenses and deposits	546,613	101,790	–		648,403
Total current assets	7,558,896	2,181,522	6,162,280		15,902,698

Deposits	403,615	–	–		403,615
Equipment	388,437	354,024	–		742,461
Investment tax credits recoverable	233,582	–	–		233,582
Other assets	129,494	–	(54,679)	C	74,815
Intangible assets, net	5,533,770	–	3,392,000	B	8,925,770
Goodwill	6,727,744	–	1,282,473	C	8,010,217
Total Assets	$20,975,538	$2,535,546	$10,782,074		$34,293,158

Liabilities and Stockholders’ Equity (Capital Deficit)
Current liabilities:
Accounts payable and accrued liabilities	2,496,182	1,163,373	–		3,659,555
Current portion of deferred lease inducements	–	30,102	–		30,102
Due to related parties	20,853	–	–		20,853
Unearned revenue	658,189	79,033	–		737,222
Convertible Notes	–	298,401	(298,401)	D	–
Customer deposits	23,351	–	–		23,351
Warranty payable	105,404	–	–		105,404
Total current liabilities	3,303,979	1,570,909	(298,401)		4,576,487

Deferred lease inducements	–	99,486	–		99,486
Unrecognized tax benefit	332,157	–	–		332,157
Total liabilities	3,636,136	1,670,395	(298,401)		5,008,130

Redeemable share capital	–	21,555,446	(21,555,446)	E	–

Stockholders’ equity (capital deficit):
Common stock	95,109	417,099	(387,599)	F	124,609
Additional paid-in capital	28,982,590	145,739	11,770,387	F	40,898,716
Accumulated deficit	(12,823,439)	(21,531,737)	21,531,737	F	(12,823,439)
Accumulated other comprehensive loss – currency
translation adjustment	1,085,142	278,604	(278,604)	F	1,085,142
Total stockholders’ equity (capital deficit)	17,339,402	(20,690,295)	32,635,921		29,285,028
Liabilities and Stockholders’ Equity (Capital Deficit)	$20,975,538	$2,535,546	$10,782,074		$34,293,158

The accompanying notes are an integral part of this pro forma financial information.

COUNTERPATH CORPORATION
(formerly CounterPath Solutions, Inc.)
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the nine months ended January 31, 2008
Exchange Rate CDN $1 = $0.97456

	CounterPath	FirstHand	Adjustments		Pro Forma
Revenue:
Software	$4,509,969	$397,725	$–		$4,907,694
Service	1,796,295	751,674	–		2,547,969
Total revenue	6,306,264	1,149,399	–		7,455,663

Operating expenses:
Cost of revenues	1,833,707	-	636,000	H	2,469,707
Sales and marketing	2,583,761	729,696	–		3,313,457
Research and development	3,945,543	2,508,819	–		6,454,362
General and administrative	4,145,223	1,699,639	85,834	G	5,930,696
Restructuring costs	182,107	–	–		182,107
Total operating expenses	12,690,341	4,938,154	721,834		18,350,329

Loss from operations	(6,384,077)	(3,788,755)	(721,834)		(10,894,666)
Interest and other income (expense), net			–
Interest income	136,786	60,370	–		197,156
Interest expense	(689,810)	(39,140)	39,140	I	(689,810)
Foreign exchange gain	58,226	–	–		58,226
Net loss	$(6,878,875)	$(3,767,525)	$(682,694)		$(11,329,094)

Net loss per share:
Basic and diluted	$(0.09)		$(0.02)		$(0.11)
Weighted average common shares outstanding:	74,127,654		29,500,000	C	103,627,654

The accompanying notes are an integral part of this pro forma financial information.

COUNTERPATH CORPORATION
(formerly CounterPath Solutions, Inc.)
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the year ended April 30, 2007
Exchange Rate: CDN$ 1 = $0.88206

	CounterPath	FirstHand	Adjustments		Pro Forma
Revenue:
Software	$4,099,369	$506,272	$–		$4,605,641
Service	1,625,572	713,041	–		2,338,613
Total revenue	5,724,941	1,219,313	–		6,944,254

Operating expenses:
Cost of revenues	1,594,571	-	848,000	K	2,442,571
Sales and marketing	1,682,685	1,082,551	–		2,765,236
Research and development	2,727,914	2,831,708	–		5,559,622
General and administrative	2,514,766	1,887,434	90,731	J	4,492,931
Total operating expenses	8,519,936	5,801,693	938,731		15,260,360

Loss from operations	(2,794,995)	(4,582,380)	(938,731)		(8,316,106)
Interest and other income (expense), net
Interest income	55,083	197,659	–		252,742
Interest expense	(326,278)	–	–		(326,278)
Accretion expense	(289,252)	(47,430)	47,430	L	(289,252)
Loss on sale of assets	(9,209)	–	–		(9,209)
Net loss	$(3,364,651)	$(4,432,151)	$(891,301)		$(8,688,103)

Net loss per share:
Basic and diluted	$(0.09)		$(0.03)		$(0.13)
Weighted average common shares outstanding:	37,937,317		29,500,000	D	67,437,317

The accompanying notes are an integral part of this pro forma financial information.

COUNTERPATH CORPORATION
(formerly CounterPath Solutions, Inc.)
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Prior to closing the acquisition of FirstHand, the Principal Shareholders of FirstHand subscribed to Class D Preferred shares by investing $6.9 million, part of which was utilized for severance costs of $439,319 and repayment of the notes payable of $298,401.

Concurrent with the transaction, the Company issued 1,395,632 replacement employee options to former optionees of FirstHand. These options entitle the holders thereof the right to purchase one share of common stock for each option held at $0.38 per share.

The purchase price includes approximately $11.8 million for stock issued to FirstHand stockholders, approximately $146,000 for vested stock options issued to FirstHand employees, and approximately $55,000 in transaction costs.

Balance Sheet

A.

This adjustment reflects the investment of $6.9 million in FirstHand by its Principal Shareholders prior to the closing of the acquisition of FirstHand by the Company and has been adjusted for severance costs of $439,319 and repayment of the notes payable of $298,401.

B.	This adjustment reflects the preliminary intangible asset valuation which consisted of the following:

		Preliminary
Acquired Intangible Assets	Estimated Useful Life	Purchase Price
Acquired technologies	4.0 years	$2,805,000
Customer relationships	4.0 years	587,000
Total		$3,392,000

C.	This adjustment reflects the recording of goodwill as a result of the acquisition of FirstHand and is calculated as follows:

Amounts
Purchase price - fair value of shares issued	$11,800,000
Fair value of vested options granted	145,627
Transaction costs	54,679
Total	$12,000,306
Less:
Net assets acquired (liabilities assumed) – as of December 31, 2007	1,163,553

Additional $6.9 million investment in FirstHand net of severance	6,162,280
costs, and repayment of notes payable

Identified intangible assets (preliminary)	3,392,000
Goodwill (preliminary)	$1,282,473

The goodwill is calculated as the excess of purchase price, including the fair value of stock options granted to employees of FirstHand and transaction costs, over the estimated fair value of the net assets acquired. Goodwill will not be amortized in accordance with Financial Accounting Standard No. 142, Goodwill and Other Intangible Assets, but will be subject to annual impairment tests. The purchase price is calculated by the 29,500,000 shares issued by the Company, multiplied by the weighted average closing price of the Company’s common shares over the five-day period before and after the announcement of the acquisition of FirstHand.

D.	This adjustment reflects the repayment of the notes payable of FirstHand prior to the close of the acquisition of FirstHand.

E.	This adjustment reflects the exchange of all of the outstanding redeemable share capital of FirstHand for shares of common stock of the Company on the acquisition of FirstHand.

F.

This adjustment reflects the issuance of equity on acquisition, issuance of stock options to FirstHand employees, and the elimination of share capital, accumulated deficit and accumulated other comprehensive loss of FirstHand. For common stock and additional paid-in capital the adjustment is summarized as follows:

		Additional	Other
	Common	Paid-In	Comprehensive	Accumulated
	Stock	Capital	Loss	Deficit
Shares issued on acquisition
of FirstHand (C)	$29,500	$11,916,126	$-	$-
Elimination of the capital
deficit of FirstHand,
including pre-acquisition
additional investments in
FirstHand and conversion of
shares (B,C)	(417,099)	(145,739)	(278,604)	21,531,737

	$(387,599)	$11,770,387	$(278,604)	$21,531,737

Statement of Operations, For the Nine Months ended January 31, 2008

G.	This adjustment reflects the stock based compensation expense of $85,834 pertaining to the value of unvested stock options issued to FirstHand employees in conjunction with the acquisition.

H.	This adjustment reflects the amortization of identified acquired intangible assets with finite useful lives adjustment, based on the preliminary purchase price allocation (See Note B above).

I.	This adjustment reflects the removal of the accretion expense on the FirstHand redeemable share capital because the share exchange is assumed to occur at the beginning of the period.

Statement of Operations, For the Year ended April 30, 2007

J.	This adjustment reflects the stock based compensation expense of $90,731 pertaining to the value of unvested stock options issued to First Hand employees in conjunction with the acquisition.

K.	This adjustment reflects the amortization of identified acquired intangibles with finite useful lives adjustment, based on the preliminary purchase price allocation (See Note B above).

L.	This adjustment reflects the removal of the accretion expense on the FirstHand redeemable share capital because the share exchange is assumed to occur at the beginning of the period.